Filed Pursuant To Rule 433

Registration No. 333-275079

December 28, 2023

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1740406100015587429

Text: “When my team had our court victory, I think that certainly unlocked a lot of optimism amongst investors about $GBTC and the prospects for it to uplist as a spot #bitcoinETF” @Sonnenshein on @SquawkCNBC

Important GBTC disclosures: https://grayscale.com/gbtc

https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

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Link: https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

LinkedIn post:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7146171805295149056/

Text: "When my team had our court victory, I think that certainly unlocked a lot of optimism amongst investors about GBTC and the prospects for it to uplist as a spot bitcoin ETF,” Sonnenshein told CNBC’s Squawk Box.

Read the full interview below

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

Link: https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

Facebook post:

Live Address: https://www.facebook.com/460971306029932/posts/866144125512646

Text: "When my team had our court victory, I think that certainly unlocked a lot of optimism amongst investors about GBTC and the prospects for it to uplist as a spot bitcoin ETF,” Sonnenshein told CNBC’s Squawk Box.

Read the full interview below

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

Link: https://www.cnbc.com/2023/12/27/bitcoin-2023-rally-pumped-up-marathon-coinbase-microstrategy-gbtc.html

Instagram post:

Live Address: https://www.instagram.com/p/C1Zy9m7rMCL/

Text: Grayscale CEO, Michael Sonnenshein, joins CNBC's Squawk box to discuss potential of the bitcoin ETF.

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

When my team had our court victory, I think that certainly unlocked a lot of optimism amongst investors about GBTC and the prospects for it to uplist as a spot bitcoin ETF. Michael Sonnenshein Grayscale CEO On CNBC’s Squawk Box Grayscale

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.